UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2026
AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Vesey Street,
New York, New York 10285
(Address of principal executive offices and zip code)
(212) 640-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange
3.433% Fixed-to-Floating Rate Notes due May 20, 2032	AXP32	New York Stock Exchange
3.835% Fixed-to-Floating Rate Notes due June 16, 2034	AXP34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for its U.S. Consumer and U.S. Small Business Card balances held for investment for the months ended June 30, May 31 and April 30, 2026 and the three months ended June 30, 2026; Card balances classified as held for sale on the Consolidated Balance Sheets are not reflected in the table below.
American Express Company
U.S. Consumer and U.S. Small Business
Delinquency and Write-off Rate Statistics
As of and for the months ended June 30, May 31 and April 30, 2026 and the three months ended June 30, 2026

(Billions, except percentages)	(Preliminary) June 30, 2026	May 31, 2026	April 30, 2026	(Preliminary) Three Months Ended June 30, 2026
U.S. Consumer Card balances:
Total Card balances	$113.8	$113.8	$111.4	$113.8
30 days past due as a % of total	1.1%	1.1%	1.2%	1.1%
Average Card balances	$113.8	$112.6	$111.1	$112.4
Net write-off rate – principal only (a)(b)	1.4%	2.0%	2.1%	1.8%

U.S. Small Business Card balances:
Total Card balances	$45.9	$46.7	$45.8	$45.9
30 days past due as a % of total	1.4%	1.4%	1.5%	1.4%
Average Card balances	$46.3	$46.2	$45.5	$45.9
Net write-off rate – principal only (a)(b)	2.3%	2.6%	2.4%	2.4%

Total Card balances held for investment – U.S. Consumer and U.S. Small Business	$159.7	$160.5	$157.2	$159.7
(a)Net write-off rate based on principal only (i.e., excluding interest and/or fees).
(b)During June 2026, the Company sold certain previously written-off Card balances to a third party. Accordingly, the Net write-off rate – principal only reported above for June 2026 and the three months ended June 30, 2026 reflects the proceeds from the sale. For June 2026, the sale reduced the net write-off rates by approximately 0.3% and 0.1% for the U.S. Consumer and U.S. Small Business portfolios, respectively.
The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission. The Card balances that have been securitized through the Lending Trust, presented below, reflect only revolve-eligible balances and therefore differ from the total U.S. Consumer and U.S. Small Business Card balance portfolios, which reflect both revolve-eligible balances and pay-in-full balances and include both securitized and non-securitized Card balances. In addition, the reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse as a result of, among other things, differences in the mix, vintage and aging of balances, the use of end-of-period principal balances to calculate write-off statistics in the Lending Trust compared to the use of average Card balances over the reporting period used in the statistics of the U.S. Consumer and U.S. Small Business Card balance portfolios, as well as other mechanics of the calculation for the Lending Trust net write-off rate, which is impacted by any additions to the Lending Trust within a particular period. Statistics for the U.S. Consumer and U.S. Small Business Card balance portfolios and the Lending Trust for any particular monthly period may be subject to variability due to a number of factors, including the number of days in a month, timing of holidays and weekends, seasonality and the timing of information received from third parties.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.
American Express Credit Account Master Trust

(Billions, except percentages)	June 1, 2026 through June 30, 2026	May 1, 2026 through May 31, 2026	April 1, 2026 through April 30, 2026
Ending total principal balance	$25.2	$25.4	$25.0
Defaulted amount	$0.04	$0.04	$0.04
Annualized default rate, net of recoveries (a)	0.7%	1.2%	1.3%
Total 30+ days delinquent	$0.2	$0.2	$0.2
(a)As noted above, during June 2026, the Company sold certain previously written-off Card balances to a third party. Accordingly, the Annualized default rate, net of recoveries reported above for June 2026 reflects the proceeds allocable to the Lending Trust from the sale.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Corporate Secretary
Date: July 15, 2026